EXHIBIT 5.1

[Snell & Wilmer Letterhead]

April 25, 2016

Global Water Resources, Inc.

21410 N. 19th Avenue #220

Phoenix, AZ 85027

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (File Number 333-209025) (the “Registration Statement”) filed by Global Water Resources, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on January 19, 2016, as subsequently amended on March 16, 2016, April 13, 2016, April 15, 2016 and April 25, 2016, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of up to 1,150,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

1.	The Company’s Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware on April 22, 2016 (the “Current Certificate”), and the Second Amended and Restated Certificate of Incorporation that the Company intends to file with the Secretary of State of the State of Delaware and that will be effective prior to the consummation of the sale of the Shares, substantially in the form filed as an exhibit to the Registration Statement (the “New Certificate”);

2.	The Company’s Bylaws, as certified to us as of the date hereof by an officer of the Company as being complete and in full force and effect as of the date hereof (the “Current Bylaws”), and the Amended and Restated Bylaws that the Company intends to adopt in connection with, and that will become effective prior to, the consummation of the sale of the Shares, substantially in the form filed as an exhibit to the Registration Statement (the “New Bylaws”);

3.	The Registration Statement, together with the exhibits filed as part thereof or incorporated therein by reference;

4.	The preliminary prospectus, dated April 13, 2016, prepared in connection with the Registration Statement (the “Prospectus”);

5.	The form of Underwriting Agreement to be entered into by and between the Company and Roth Capital Partners, LLC, as underwriter (the “Underwriting Agreement”);

6.	Minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and the Company’s stockholders provided to us by the

Company relating to the adoption, approval, authorization and/or ratification of (i) the Current Certificate, (ii) the New Certificate, (iii) the Current Bylaws, (iv) the New Bylaws, (v) the Registration Statement and the authorization, issuance and sale of the Shares pursuant to the Registration Statement, and (vi) the Underwriting Agreement;

7.	The stock records of the Company that the Company has provided to us (consisting of a list of stockholders and holders of other equity interests that was prepared by the Company as of even date herewith, respecting the Company’s capital stock and any rights to purchase capital stock and verifying the number of such issued and outstanding securities);

8.	A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated of even date herewith, stating that the Company is in good standing and has a legal corporate existence under the laws of the State of Delaware; and

9.	Such other documents we deemed necessary in order to issue the opinions below.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us. We have also assumed that any certificates representing the Common Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us. We have made no independent investigation or other attempt to verify the accuracy of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of Arizona, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, the State of Arizona and the existing Delaware General Corporation Law and reported judicial decisions relating thereto.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the issuance, and the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act, and that such registration will not have been modified or rescinded. We have also assumed that, at or prior to the time of the issuance, and the delivery of any Shares, the Reorganization Transaction (as defined in the Prospectus) will have been consummated.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions to third parties in connection with the filing of a registration statement with the Commission of the type described herein.

Based upon and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

1.	The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

2.	Upon the proper filing of the New Certificate with the Secretary of State of the State of Delaware, the up to 1,150,000 Shares to be issued and sold by the Company pursuant to the Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination.

Very truly yours,

/s/ Snell & Wilmer L.L.P.